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                                                                    Exhibit 99.1


                  Workstream Inc. Announces Strong Client Wins

                          in Fiscal Fourth Quarter 2002


OTTAWA, Ontario - June 19, 2002 - Workstream Inc. (NASDAQ-WSTM), a leading provider of Human Capital Management (HCM) Web-enabled solutions and professional services, today announced a list of new corporate customers for its industry-leading E-Cruiter Hiring Management System product. Workstream will be exhibiting E-Cruiter and its full complement of HR and recruiting solutions in booth 2207 at SHRM's 54th Annual Conference & Exposition at the Pennsylvania Convention Center in Philadelphia, PA., June 23-26, 2002.

E-Cruiter is designed to increase corporate hiring productivity by better managing incoming candidate data and job requisitions, streamlining the interview, screening and status reporting aspects of the hiring process to significantly reduce cost-per-hire and time-to-hire.

"Our E-Cruiter product continues to exceed all expectations in both sales growth and customer loyalty," said Michael Mullarkey, CEO of Workstream Inc. "Workstream's strategic upgrades to the E-Cruiter technology, including the groundbreaking E-Cruiter.net, have transformed our solution into the most efficient and cost-effective ATS system in the market today. These advancements coupled with a total team effort by the entire Enterprise staff, ignited a banner fourth quarter not just for E-Cruiter but for all of Workstream."

Some of the more notable new client wins for Workstream's E-Cruiter System in the fourth quarter included: Radio Shack, Region of Durham, Tim Hortons Limited, Holcim, and Sask Tel.

"Our client roster continues to outpace our competitors proving that reducing the time to find the right talent is of paramount concern to leading corporations today, regardless of industry, company size or state of the economy. Our technology and service allow HCM professionals to do more with less, which is why companies continue to choose Workstream," added Mullarkey.

Customers seeking further details on any Workstream service, or desire a free consultation and demonstration as to how Workstream solutions will save them time, money and effort in their own HCM initiatives should contact a Workstream sales consultant at 1-866-470-WORK.

About Workstream Inc.

Workstream Inc. (NASDAQ: WSTM) is a leading provider of Web-enabled tools and professional services for Human Capital Management (HCM). Offering a diversified suite of high-tech and high-touch services to address the full lifecycle of the employer/employee relationship, Workstream ensures more effective management of corporate assets via automation and outsourcing. Workstream's HCM technology backbone enables companies to streamline the management of enterprise human capital processes including recruitment, assessment, integration, deployment and outplacement. Workstream offers a full-range of HCM products and services through its 21 offices and over 220 dedicated human resource professionals across North America. The company's expertise has motivated many blue-chip organizations such as Eli Lilly, Nike, Samsung, KPMG and Sony Music to select Workstream.

For more information visit http://www.workstreaminc.com or call toll free 1-866-470-WORK.


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This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the verity of sources of competition we face; experiencing client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.





For More Information Please Contact:

Media Relations Contact:
------------------------
Phil Nourie
Nourie PR
212-988-1106 Phone
212-717-0475 Fax
phil@nouriepr.com


Investor Relations Contacts:
----------------------------
Tammie Brown
Workstream Inc.
Tel: 613-270-0619 ext 263.
E-mail: tammie.brown@workstreaminc.com